Exhibit 1A-11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Offering Statement on Form 1-A POS of our report dated April 30, 2026, with respect to the audited financial statements of Park View OZ REIT, Inc as of December 31, 2025 and 2024 and for the years ended December 31, 2025 and 2024.

We also consent to the reference to us under the heading "Experts" in such Regulation A Offering Circular.

/s/ Novogradac & Company LLP

Novogradac & Company LLP

Plantation, Florida

August 14, 2026